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                                                                EXHIBIT 10.62


                              EMPLOYMENT AGREEMENT


        This Employment Agreement is made and entered into as of this 26th day of April, 1999, by and between THE HARVEY ENTERTAINMENT COMPANY, a California corporation (the "Company"), and RICK MISCHEL (the "Employee").

        Whereas, Company desires to engage the services of Employee, whose experience, knowledge and abilities are extremely valuable to Company, and Employee desires to enter the employ of Company,

Now, therefore, Company and Employee agree as follows:

        1.      Position and Duties; Reporting.

                (a) Company hereby employs Employee, and Employee hereby accepts employment, as President and Chief Operating Officer of Company during the Term hereof as defined in Paragraph 6 below, with powers and duties consistent with such position. Employee shall perform such additional, different and/or incidental duties, and accept the election or appointment to such other offices or positions, as designated by the Chairman and Chief Executive Officer of Company and shall faithfully observe Company's policies and procedures consistent with the provisions hereof. Employee shall report directly to the Chairman and Chief Executive Officer of the Company. All entertainment industry divisions and their employees of the Company shall report to Employee, excepting only finance/CFO, business affairs and legal. Notwithstanding the foregoing, no one except the Chairman or Chief Executive Officer of Company shall occupy a position at or above the level of Employee with respect to the entertainment business operations of the Company as currently configured.

                Notwithstanding any contrary provision of this Agreement, if Company shall be merged, consolidated with another corporation, reorganized or restructured, or if as a result of one or more acquisitions or otherwise, a holding company shall be established, and if as a result of such merger, consolidation, reorganization, restructuring or the establishment of such holding company, Employee is not the President and Chief Operating Officer of a unit which encompasses most of the business and operations theretofore under Employee's


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        purview,Employee shall be entitled to terminate his employment upon written notice given to Company by Employee within three (3) months of such change, and such termination shall be deemed to be a termination by Company without Cause hereunder with the results and consequences specified in Paragraph 6(b) below. No such termination shall be effective before ninety (90) days after the giving of such notice by Employee unless otherwise agreed by Company.

                (b) Employee shall devote his full working time to the promotion of Company's business and welfare, and as such his services in the entertainment industry shall be exclusive to Company hereunder during the Term, subject only to the provisions of Paragraph 10 below. Notwithstanding any contrary provisions hereof, Employee may engage in other business activities with Company's prior written consent provided the same shall not adversely affect the performance of Employee's services hereunder and provided further, during the Term hereunder, Employee shall not, directly or indirectly, (i) engage in any business for his own account which is competitive with the businesses of Company or Company's subsidiaries or affiliates (collectively, "Competitive Business") so long as Company or the Company's subsidiaries or affiliates (as the case may be) continue to engage in such business;
        (ii) enter the employ of, or render any services to, any person engaged in a Competitive Business; or (iii) become interested in a Competitive Business in any capacity including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant. In addition, during the Term and the one-year period following termination of his employment hereunder, Employee shall not, directly or indirectly (i) induce any customer or supplier of Company or Company's subsidiaries or affiliates to terminate its relationship with Company or Company's subsidiaries or affiliates (as the case may be), or (ii) solicit or induce any of Company's employees to terminate their employment with Company, or hire or cause any of the then current employees of Company to be hired by any other company (except companies controlled by Company). Notwithstanding anything to the contrary, Employee may acquire and/or retain, solely as an investment, and take customary actions to maintain and preserve Employee's ownership of:

                    (i) securities of any corporation which are registered under
                Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and which are publicly traded, as long as Employee is not part of any control group of such corporation; and


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                    (ii) any securities of a partnership, trust, corporation or other person so long as Employee remains a passive investor in that entity and does not become part of any control group thereof (except in a passive capacity) and so long as such entity is not, directly or indirectly, in competition with the Company or its subsidiaries or affiliates.

        2.      Compensation.

                (a) Annual Guaranteed Salary. During the term of his employment hereunder, the Company shall pay to Employee a salary, in equal installments not less frequently than monthly, at the rate of $250,000 per year subject to review annually by the Board of Directors for increase in the Board's discretion (however, the annual increase shall be no less than 7-1/2% per year on a cumulative basis).

                (b) Incentive Compensation. Employee shall be eligible for consideration to receive an annual bonus based on Company's performance, which bonus (if any) shall be determined by the Board of Directors in its sole discretion; however, the bonus shall be no less than the bonus to be paid to any other senior management executive of Company of similar stature or position as Employee. Notwithstanding the foregoing, Employee's bonus for the first year of the Term shall be no less than fifty percent (50%) of the bonus received by Roger Burlage for the same bonus period.

        3.      Warrants and Stocks.

                (a) Warrants to Purchase Common Stock. On the effective date hereof, Employee shall be granted warrants ("Warrants") to purchase two hundred ten thousand (210,000) shares of common stock no par value per share ("Common Stock"), of Company pursuant to the terms of the Warrant Agreement dated as of April 5, 1999, among the Company, Roger Burlage and the other signatories thereto (the "Warrant Agreement"). The Warrants granted to Employee shall consist equally of Series A Warrants, Series B Warrants and Series C Warrants of Company. The Warrants shall vest as provided in Schedule I attached hereto.

                (b) Stock Options. Employee shall have the right to participate in stock option


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        plans available to any other senior executive employee of Company of equal or lesser stature to Employee. With the exception of the number of options, such participation shall be on terms no less favorable than those provided for any other senior executive employee of comparable or lesser level to Employee in Company. Notwithstanding the foregoing, Employee shall be entitled to not less than fifty percent (50%) of the total stock options to which Roger Burlage is entitled for the first year of the Term, or if no stock options are awarded to Roger Burlage during the first year of the Term, then Employee shall be entitled to not less than fifty percent (50%) of the total stock options initially awarded to Roger Burlage.

        4. Expenses. Company will reimburse or pay Employee for all usual, reasonable and necessary expenses paid or incurred by Employee in the performance of his duties hereunder, consistent with Company's expense reimbursement policies and subject to receipt by Company of appropriate documentary proof of all expenditures for which reimbursement is sought, and in any case, on a basis no less favorable than applicable to any Company executive at or below Employee's level.

        5. Employee Benefits. Employee shall be entitled to participate to the full extent of the participation by any other senior executive employee of Company of comparable level or below to Employee in any profit-sharing, pension, vacation, health insurance, life insurance and disability or other plans, benefits or policies available to the senior executive employees of comparable level or below to Employee established by Company (in its sole and absolute discretion) from time to time and not duplicative of those provided herein.


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        6.      Term.

                (a) The period of Employee's employment by Company hereunder (the "Term") shall commence on the effective date hereof and shall terminate upon the first to occur of the following events: (i) four (4) years from the effective date as set forth in Paragraph 17 herein, (ii) the death of Employee, (iii) at the option of Company upon twenty (20) days prior written notice to Employee, in the event of the inability of Employee to perform his duties hereunder, whether by reason of injury, illness (physical or mental) or otherwise, for a period of four (4) consecutive months or six (6) months in the aggregate ("disability"), or
        (iv) the discharge of Employee for Cause. Cause shall mean, and be limited to, (x) acts of deliberate dishonesty constituting either the commission of a felony or the misappropriation of substantial corporate assets for personal benefit, (y) willful failure to observe or follow reasonable and explicit instructions or directives of Company, or (z) willful malfeasance or willful failure to act involving material nonfeasance, if in either case such malfeasance or nonfeasance would have a material adverse effect on Company.

        Company agrees to give written notice to Employee specifying the claimed Cause and, provided such Cause is curable, to permit Employee to correct the claimed Cause as soon as practical thereafter but no later than seven (7) business days after receipt of the applicable notice. However, in no event shall the occurrence of Cause within clause (x) of this Paragraph 6(a) be subject to cure. Upon the termination of Employee's employment pursuant to this Paragraph 6(a), Company shall have no further liability or obligation of any kind or nature whatsoever to Employee under this Agreement, except that any salary or other benefits accrued or earned by Employee to the date of termination but not paid shall be paid by Company to Employee or his estate, and Employee shall be entitled to such benefits, if any, under Sections 4 and 5 hereof to which he has become entitled prior to the date of his termination of employment.

                (b) If, without Cause, Company without Employee's consent determines to remove Employee from the office of the President and Chief Operating Officer of Company, Employee shall have the right to elect to treat such event as a termination of his employment by Company without Cause with the consequences provided in this Paragraph 6(b). If Employee's employment is terminated by Company without Cause, Employee shall be entitled to receive from Company until what would otherwise have been the ending date of the period of employment hereunder (determined as provided in Paragraph 6(a) hereof)


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        the salary, benefits and emoluments in effect at the date of such termination, including without limitation, any stock options and/or Warrants heretofore granted which would have vested during the Term. Upon the payment of the amounts provided in this Paragraph 6(b), Company shall have no further liability or obligation of any kind or nature whatsoever to Employee under this Agreement.

                (c) Key Man Clause. Employee may terminate this Agreement at any time during the first two years of the Term hereunder upon ninety (90) days written notice if Roger Burlage ceases to occupy and discharge both of the offices of Chairman of the Board and Chief Executive Officer of Company, which notice by Employee may occur no later than ninety (90) days after such departure of Roger Burlage. Upon the effective date of such termination by Employee, Company shall be relieved of the obligation to pay or provide salary or other compensation and/or benefits to Employee for any period subsequent to such termination date, excepting only the obligation to pay to Employee a lump sum amount equal to nine (9) months salary and provide Employee any Warrants and/or stock options vested at that time.

        7. Mitigation: Employee shall have no obligation to seek employment if Employee's employment hereunder is terminated without Cause; provided, however, that Employee agrees that if Employee furnishes his services for other engagements or employment after such termination hereunder, the total compensation actually earned by Employee together with any welfare or other benefits earned by Employee shall reduce any amounts and benefits which Company would otherwise be required to pay or provide to Employee. Employee agrees that he shall give written notice to Company (promptly after accepting employment or furnishing his services after such termination of his employment with Company) of any amounts earned (or to be earned) by Employee and any benefits provided (or to be provided) to Employee pursuant to his new employment agreement.

        8.      Nondisclosure of Confidential Information.

                (a) "Confidential Information" shall include, but not be limited to, all of Company's and its subsidiaries' and affiliates' performance, sales, financial, pricing, cost, manufacturing, contractual and marketing information, ideas, knowledge and data, and all processes, products, formulae, designs, practices, techniques, trade secrets, research, know-how, merchandising agreements, licensing agreements, distribution agreements,


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        customer lists, technical requirements of customers and identity and purchasing terms of suppliers.

                (b) Employee acknowledges that Company, and its subsidiaries and affiliates, have exclusive rights to all of their respective Confidential Information and agrees to assign all rights he might otherwise possess in any Confidential Information to the Company. Except as required in the performance of his duties hereunder, Employee shall not at any time during or after the term of his employment, directly or indirectly use, communicate, disclose or disseminate, lecture upon/publish articles or otherwise put in the public domain, any Confidential Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to Company, or its subsidiaries or affiliates, or their products, operations and activities until such Confidential Information is disclosed by law or legal process or becomes generally available to the public by independent discovery, development or publication or generally known within the industry other than as a result of Employee's breach hereof.

                (c) All documents, records, notebooks, notes, memoranda, correspondence, computer records and other repositories of or containing Confidential Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to Company, or its subsidiaries or affiliates, or to its products, operations and activities made or compiled by Employee at any time or made available to Employee prior to or during the term of his employment by Company, including any and all copies thereof shall be the property of Company, shall be held by Employee in trust solely for the benefit of the Company, and shall be delivered to Company by Employee on the termination of Employee's employment or at any other time on the request of Company. Employee may retain a copy of his personal rolodex subject to the Company's right to cause to be deleted therefrom any Confidential Information or other information of a proprietary nature to Company.

        9. Warranties/Indemnities. Employee hereby represents and warrants that he: (i) is free to enter into this Agreement and to furnish Company all of the services and grant all of the rights herein set forth; (ii) is in good health and free from any disability or other condition which will or could interfere with the full performance of his obligations hereunder; and (iii) has not made nor will make any commitments or do any acts in conflict with this Agreement or in derogation of Company's rights hereunder. Employee shall defend, indemnify and hold harmless Company and


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all those claiming under Company from and against any claims, damages, liabilities, costs and expenses (including reasonable outside attorney's fees and costs, whether or not in connection with litigation) arising out of any breach or default by Employee hereunder. Employee agrees that Company shall have the sole right to control the legal defense against any such claims, demands or litigation, including the right to select counsel of its choice and to compromise or settle any such claims, demands or litigation.

        10.     Ownership of Properties.

                (a) Materials Created Prior to the Term: Heretofore Employee has created or acquired interests in various potential motion picture, television or other entertainment projects (either directly or through an entity known as The Mischel Company). A list of all such properties is attached hereto as Schedule II (including sections II-A and II-B thereof). All such projects and properties may be hereinafter referred to as "Pre-existing Projects".

                Employee hereby assigns to the Company all of his right, title and interest in and to the Pre-existing Projects and shall retain no interest whatsoever thereto except as hereinafter specified in this Paragraph 10(a). Of the projects listed in Schedule II, eight (8) projects, hereinafter referred to as "Schedule II-A Projects", are generally acknowledged by the parties to be those which have the greatest potential of future viability. The remaining projects shall be referred to as "Schedule II-B Projects". In consideration for assigning to the Company all of his (or The Mischel Company's) right, title and interest in and to the Pre-existing Projects, Company agrees to pay to Employee and Employee agrees to accept concurrently with the execution of all necessary documentation (satisfactory to counsel for the Company) to effect the transfer of all of Employee's (or The Mischel Company's) interest with respect thereto and to secure a proper chain of title thereto, the sum of Sixty-Five Thousand Dollars ($65,000), of which sum Employer acknowledges Thirty-Five Thousand Dollars ($35,000) heretofore was paid by Company and received by Employee.


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                If and to the extent any of the Schedule II-A or II-B Projects is produced at any time, and including the first and any subsequent versions, remakes, sequels, television or other adaptations, or the like, all results and proceeds thereof shall be the sole property of the Company provided that the Company shall pay or cause to be paid to Employee (or to The Mischel Company) the following: With respect to any
        Schedule II-A Property which is produced, an amount equal to sixty percent (60%) of the Company's net proceeds derived from such Project (such net proceeds being the remainder, if any, of the Company's gross proceeds from such Project after payment of all amounts, if any, required to be paid by Company as successor-in-interest to Employee, in connection therewith to third parties and recoupment of all of the Company's direct out-of-pocket expenses, if any, incurred in connection with such Project, but excluding any overhead charges unless the Company is involved in the financing of the Project, in which case the Company shall be entitled to recover its investment in such production plus interest at the rate normally charged and recouped by the Company on its own projects, and also including the Company's then standard overhead charges). Furthermore, if and to the extent that Employee (or The Mischel Company) has any unrecouped costs associated with such Schedule II-A Project, then Employee and all others involved in financing such project shall recoup their respective then unrecouped contributions proportionately out of such net proceeds of Company from such Project prior to the division and distribution of such net proceeds.

                With respect to Schedule II-B Projects which are produced, all proceeds derived therefrom by the Company shall be the sole property of the Company without any obligation to pay any portion thereof to Employee (or The Mischel Company); provided however that if Employee (or The Mischel Company) is unrecouped on account of any expenses incurred by it in conjunction with such Schedule II-B Project (after taking into account the $65,000 payment paid by the Company pursuant to this Paragraph 10(a), then Employee (or The Mischel Company) shall have the right to recoup the same proportionately with other financiers.

                Employee shall be entitled to receive any credits to which he was contractually entitled prior to the date hereof with respect to any
        Schedule II-A Projects which are produced, subject to the provision for a presentation credit for Company if contractually permitted and on a reasonable efforts basis, should it elect to receive same, or in such other capacity as Company may designate. Employee agrees that in no event will his services related to any projects referred to in this Paragraph 10(a) interfere with or hinder in any way


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        the services provided to be rendered to Company hereunder.

                Notwithstanding to any contrary provision of this Paragraph 10
        (a), if Employee is no longer employed by the Company at such time as the Company elects to abandon further development or production of any
        Schedule II-A Project, Company agrees to offer such project in turnaround to Employee (or to the Mischel Company) subject to the rights, if any, of any other producer attached or assigned to such
        Schedule II-A Project by Company, but provided further that Company agrees that the attachment of a producer other than Employee may not be on such terms and conditions as to fully divest Employee of his interest therein. In all other respects, such turnaround rights in favor of Employee to such Schedule II-A Project shall be negotiated in good faith based upon customary practices in the entertainment industry in Los Angeles involving projects and producers of comparable stature.

                (b) Script Previously Co-Written by Employee: Heretofore Employee co-wrote with Alda Tern the original screenplay entitled "Boy Meets Girl" (hereinafter called the "Previous Script"). A copy of the Previous Script will be delivered to the Company under cover of a letter dated June 15, 1999, identifying it as such. Company agrees that Employee may dispose of his interest in the Previous Script through an authorized and recognized agent to be identified and appointed in the near future, provided Employee does not render any further services concerning the Previous Script (either writing, producing or otherwise) and his activities are simply to consult with his co-writer and the aforesaid agent regarding disposition of Employee's interest in such script. Provided Employee complies with his obligations hereunder, Company shall have no claim to any portion of the results and proceeds of disposition of the Previous Script.


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                (c) Materials Created During the Term: Company, as employer, shall own, and Employee hereby transfers and assigns to Company, all rights in and to any material and/or ideas written, suggested or submitted by Employee during the Term and all other results and proceeds of his services for Company ("Properties"). Company and its licensees and assigns shall have the right to adapt, change, revise, delete from, add to and/or rearrange the Properties or any part thereof written or submitted by Employee and to combine the same with other works to any extent, and to change or substitute the title thereof, and, further, to grant such credits in connection therewith as Company, in its sole discretion, shall determine, and in this connection Employee hereby waives any so-called "moral rights" of authors. Employee agrees to execute and deliver to Company such assignments or other instruments as Company may require from time to time to evidence its ownership of the results and proceeds of Employee's services, failing which (after notice opportunity to sign himself) Company shall have the irrevocable right to do so as Employee's attorney-in-fact; provided, however, that nothing in this Paragraph 10 shall be deemed in any manner to restrict or qualify Employee's ownership or right to exploit Employee's personal memoirs.

        11. Right to Injunction/Remedies. Employee acknowledges that Company's remedies at law for a breach by him of the provisions of Paragraphs 1, 8 and 10 hereof may be inadequate. Accordingly, in the event of the breach or threatened breach by Employee of any such provisions, Company shall be entitled to seek injunctive relief in addition to any other remedy it may have. In the event of any breach by Company of this Agreement, Employee shall be limited to his remedy at law for damages, if any, and shall not have the right to terminate or rescind this Agreement or in any way to enjoin or restrain the production, distribution, advertising or other exploitation of any motion pictures or other productions, it being specifically agreed that all rights granted and agreed to be granted to Company under this Agreement shall be irrevocably vested in Company and shall not be subject to rescission for any cause.


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        12.     Assignment. Employee may not assign, transfer or convey this
Agreement or any interest therein. Subject to the provisions of Paragraph 1(a) hereof, this Agreement and all of Company's rights and obligations hereunder may be assigned or transferred by it, in whole but not in part, to and shall be binding upon and inure to the benefit of any successor of Company, but any such assignment shall not relieve Company of any of its obligations. The term successors shall mean only any corporation or other business entity which by merger, consolidation, purchase of assets or otherwise succeeds to or otherwise acquires all or substantially all of the assets of Company.

        13.     Arbitration.

                (a) Without limiting Company's right to seek injunctive relief as described in Paragraph 11, in the event of a disagreement or dispute between Company and Employee related to this Agreement, the matter will be finally settled in Los Angeles, California by arbitration by a single arbitrator (unless the parties cannot agree on such arbitrator in which case each party will select an arbitrator and the two arbitrators so selected shall select the third arbitrator) in a proceeding conducted under the rules of the American Arbitration Association or any similar successor body, the arbitrator also apportioning the costs of the arbitration. The decision of the arbitrator(s) in writing shall be final and binding upon the parties and will not be subject to appeal. If either party fails to abide by such decision, the other party may seek the order of any federal or state court having jurisdiction thereof which shall enter judgment on the decision of the arbitrator(s), and the party so failing to abide shall be responsible for the payment of the expenses of the court proceeding and all resulting enforcement expenses, including actual attorneys' fees. The parties agree to use their best efforts to complete any arbitration hereunder expeditiously.

                (b) The prevailing party in any arbitration shall be entitled to be reimbursed for attorneys fees and costs in connection with the pursuit of such arbitration, subject to the following limitation: such reimbursement shall not exceed the total attorneys fees and costs incurred by whichever of the two parties to such arbitration has the lesser aggregate attorneys fees and costs. By way of example, if Employee brings an arbitration against Company and Company prevails in such arbitration, (thus entitling Company to reimbursement of attorneys fees and costs), and if Employee's legal fees and costs amount to $50,000 and Company's legal fees and costs amount to $85,000, Company's recovery of legal fees and costs against Employee in such instance shall be limited to $50,000.


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        14.     Indemnification. Employee shall be entitled to the benefit of indemnification to the fullest extent permitted by applicable law at the time of assertion of any liability against Employee, and, in any event, to the most favorable indemnification provisions or agreements available to any other senior executive of Company. Company represents that it currently has and shall maintain directors' and officers' liability insurance with coverage of not less than $5,000,000 and Employee will be covered thereunder.

        15. Notices. All notices hereunder shall be in writing and shall be given either by personal delivery, telegram or telecopy (toll prepaid) or by registered or certified mail (postage prepaid) to the appropriate party at the address listed below, and the date of such personal delivery, mailing, telegraphing or telecopying shall be the date of the giving of such notice.

               If to Company:   The Harvey Entertainment Company
                                   1999 Avenue of the Stars
                                   Suite 2050
                                   Los Angeles, California 90067
                                   Attention: Chairman of the Board and Legal
                                   Department

               with a copy to:  Kaye, Scholer, Fierman, Hays & Handler, LLP
                                   1999 Avenue of the Stars
                                   Suite 1600
                                   Los Angeles, CA 90067-6048
                                   Attn: Barry Dastin, Esq.


               If to Employee:  Rick Mischel
                                   420 Main, #5
                                   Santa Monica, CA 90405

               with a copy to:  Kleinberg Lopez Lange Brisbin & Cuddy, LLP
                                   2049 Century Park East, Suite 3180
                                   Los Angeles, California  90067
                                   Attention: Scott Edel, Esq.


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
        16.     Miscellaneous.

                (a) In the event there is any conflict between the provisions of this Agreement and any statute, law or regulation, the latter shall prevail; provided, however, that in such event the provision(s) of this Agreement so affected shall be curtailed and limited only to the minimum extent necessary to permit compliance with the minimum mandatory requirement(s) thereof, and no other provision(s) of this Agreement shall be affected thereby, and all such other provisions will continue in full force and effect.

                (b) This Agreement shall be governed by the laws of the State of California applicable to agreements executed and to be wholly performed therein and shall not be modified except by a written document executed by the parties hereto.

                (c) This Agreement expresses the entire understanding of the parties hereto and replaces any and all former agreements, negotiations or understandings, written or oral, relating to the subject matter hereof.

                (d) The remedies herein provided are cumulative and the exercise of one shall not preclude the exercise of any other.

                (e) No waiver by either party hereto of any failure by the other party to keep or perform any covenant or condition of this Agreement shall be deemed a waiver of any preceding, succeeding or continuing breach of the same, or any other covenant or condition.

                (f) Paragraph headings are for the convenience of the parties only and shall not be used in construing meaning.

                (g) This Agreement shall not be construed to create a joint venture or partnership between the parties, and shall not be interpreted in favor of or against either party on grounds that said party drafted this Agreement.

                (h) This Agreement shall be executed in a number of identical counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

        17. This Employment Agreement shall become effective (the "Effective Date") as of April 26, 1999.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



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
EMPLOYEE                                THE HARVEY ENTERTAINMENT COMPANY

_______________________________         By:_______________________________
RICK MISCHEL

Title:_________________________


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
                                   SCHEDULE I


        Employee's right to exercise the Warrants granted pursuant to Paragraph 3(b) of the Agreement to which this Schedule I is attached shall vest in accordance with the following schedule:


        Length of Employment                 Employee's Warrants that Vest
        --------------------                 -----------------------------
        On signing this Agreement                     105,000

        One year after the Effective Date
        described in Paragraph 17                      52,500

        At the end of the second year
        of the Term                                    26,250

        At the end of the third year
        of the Term                                    26,250

                             TOTAL                    210,000 Warrants


        Notwithstanding anything to the contrary herein or in the Warrant Agreement, in the event of the termination of Employee's employment by Company without Cause or as a result of Employee's death or disability during the term of and pursuant to the attached Employment Agreement, all unvested Warrants held individually by Employee shall immediately vest and shall remain exercisable for a period equal to the then balance of the term of the Warrants (i.e., the balance of the six year, seven year or eight year term depending on the relevant Warrants).

                                  SCHEDULE II-A

Title of Project

CHAIN LETTER

CHET GEKKO

FAMILY MOVIES - SKINNING THE CAT

YOUNG BLADES

MINERVA LOUISE

THE SPECIALS

STREET FIGHTER

HAZARDOUS WASTE

                                  SCHEDULE II-B

Title of Project

ANTOINETTE FRANK

BLACK LAGOON

CON TOWN

COOLEY BROTHERS

DUDLEY THE DRAGON

THE FIX

SLEEPY HOLLOW

LOOKING GLASS

HAPPENCHANCE

PRINCESS ALICE

STRANGELY, PA

STUY HIGH

WET HOT AMERICAN SUMMER

YAHOOLIGANS